Securities Purchased in Underwritings Involving
Transactions with Affiliated Broker Dealers
Subject to Rule 10f-3 Under the Investment Company
Act of 1940
"""10f-3 Transactions For the Period January 1, 2007"""
"""through December 31, 2007"""
Diversified Investors Portfolios-Equity Growth Portfolio
Security*
"The Blackstone Group, LP"
Date Purchased
6/21/2007; 6/26/2007
Shares Purchased
"333,334"
Price Per Share
$31.00
Shares Purchased by Portfolio Group (000) (1)
333
Total Shares Offered (000)
"133,333"
% of Offering Purchased By Group
0.25%	TO VERIFY
Purchased From
Morgan Stanley & Co., Incorporated
Citigroup Global Markets Inc.
"""Shares held at December 31, 2007"""
0
"""*Unless otherwise indicated, the securities were part of an issue""" registered under the Securities Act of 1933 and offered to the public. **Indicates the purchase of an Eligible Rule 144A Security.
"""1) Purchases by all Diversified Investors Portfolios, including the"""
Equity Growth Portfolio may not exceed:
a) if purchased in an offering other than an Eligible Rule 144A
"""offering, 25% of the principal"""
amount of the offering of such class; or """b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i)""" the principal amount of the offering or such class sold by underwriters or members of the selling syndicate to qualified
"""institutional buyers, plus (ii) the principal amount of the offering""" of such class in any concurrent public offering.
Underwriter syndicate members
Morgan Stanley & Com. Incorporated
Citigroup GLobal Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
Lehman Brother Inc.
Deutsche Bank Securities Inc.
ABN AMRO Rothschild LLC
Banc of America Securities LLC
Bear, Stearns & Co Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lazard Capital Markets LLC
UBS Securities LLC
Wachovia Capital Markets, LLC
Nikko Citigroup Limited
Skandinaviska Enskilda Banken AB (publ)
Wells Fargo Securities, LLC
Calyon Securities (USA) Inc.
Mizuho Securities USA Inc.
RBC Capital Markets Corporation
Blayrock & Company, Inc.
Chapin, Davis
Samuel A. Ramirez & Co., Inc.
Muriel Siebert & Co., Inc.
Stephens Inc.
The Williams Capital Group, L.P.
Chatsworth Securities LLC
Dominick & Dominick LLC
Jackson Securities, LLC
Loop Capital Markets, LLC
Toussaint Capital Partners, LLC